UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 24, 2011
Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14569	76-0582150

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

333 Clay Street, Suite 1600
Houston, Texas	77002

(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (713) 646-4100
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
     On October 24, 2011, Plains All American Pipeline, L.P. (“PAA”) issued a press release disclosing that on October 6, 2011 it submitted a proposal to SemGroup Corporation (“SemGroup”) to acquire all of the outstanding shares of SemGroup for $24.00 per share. The proposal was made orally and in a letter to Norman J. Szydlowski, president and chief executive officer of SemGroup. Following SemGroup’s rejection of and refusal to engage in constructive discussions regarding the October 6th proposal, on October 24, 2011, Greg L. Armstrong, chief executive officer of PAA, sent a letter to Mr. Szydlowski and John F. Chlebowski, chairman of the board of SemGroup, expressing, among other things, PAA’s continued interest in pursuing the proposed transaction. The press release disclosing the proposal, which includes the full text of the October 24th letter delivered to Messrs. Szydlowski and Chlebowski, is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
99.1	Press Release dated October 24, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

By:	PAA GP LLC, its general partner

By:	PLAINS AAP, L.P., its sole member

By:	PLAINS ALL AMERICAN GP LLC,
its general partner

By: Name:	/s/ Tim Moore Tim Moore
Title:	Vice President
Date: October 24, 2011

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated October 24, 2011.